Exhibit 99.1

Organovo Provides Business Update

San Diego, CA – March 27, 2025 – Organovo Holdings, Inc. (Nasdaq:ONVO) (“Organovo” or the “Company”), a clinical stage biotechnology company focused on developing novel treatment approaches in inflammatory bowel disease (IBD) today provided a business update.

With the closing of the sale of its FXR Program to Lilly (NYSE:LLY), Organovo has received upfront payments and anticipates future milestone payments. When combined with funding from previously reported warrant exercises and additional monies raised through equity sales, the company believes it is well-positioned to repeat the FXR314 success with another IBD opportunity. The company expects an overall decrease in expenditures in the coming year, due to the elimination of costs related to pushing FXR314 into and through the clinic, as well as from eliminating spending relating to regulatory issues, drug supply, intellectual property, and other aspects of the FXR program. Organovo now expects to establish an operating cadence that leverages existing capital at a rate sufficient to push through the end of FY2026. For clarity, capital from future milestone payments expected as FXR314 advances in the clinic would be in addition to this, allowing for longer runway or increased expenditures. The Company expects to report its full year financials for the fiscal year ended March 31, 2025, on or about June 6-10, 2025.

Organovo’s 3D human cellular models of both Crohn’s disease and ulcerative colitis are used by the company to evaluate therapeutic opportunities. Organovo believes that targets and therapies that it finds attractive based on predictive date from these models, made with primary cells from IBD patients, have a greater chance of success in clinical trials. Stated Organovo Executive Chairman Keith Murphy, “As we demonstrated in 2024 with FXR, we can position an asset for a significant return to investors using our 3D human cellular models of IBD. We expect to tailor our going forward business plan to leverage our newly replenished capital levels to pursue such opportunities.”

In 2024, Organovo demonstrated the strong potential of FXR314 in IBD, with data that showed strong performance of FXR314 in 3D human cellular models. In ulcerative colitis, FXR314 broadly improved measures of epithelial barrier function and fibrotic activity in all donors, in data presented at the Crohn’s and Colitis Congress (January 25-27, Las Vegas, NV). In further studies in data presented at Digestive Disease Week (May 18-21, Washington DC), FXR314 demonstrated a combination therapeutic synergistic benefit when paired with an approved Janus kinase (JAK) inhibitor. In November, the liver fibrosis treatment potential of FXR314 was highlighted in a presentation by Dr. Eric Lawitz of Phase 2 results in Metabolic Dysfunction-Associated Steatohepatitis (MASH), at the Liver Meeting in San Diego (November 15-19, San Diego, CA).

About Organovo

Organovo is a clinical stage biotechnology company that is developing drugs that are demonstrated to be effective in three-dimensional (3D) human tissues as candidates for drug development. The company has proprietary technology used to build 3D human tissues that mimic key aspects of native human tissue composition, architecture, function, and disease. For more information visit Organovo's website at www.organovo.com.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. These risks and uncertainties and other factors are identified and described in more detail in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on May 31, 2024, as such risk factors are updated in its most recently filed Quarterly Report on Form 10-Q filed with the SEC on February 19, 2025 and the Registration Statement on Form S-1 (File No. 333-282841). You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events, or circumstances or to reflect the occurrence of unanticipated events.

Contact

Investor Relations

info@organovo.com

Source: Organovo, Inc.